Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 38 to Registration Statement No. 2-75756 on Form N-1A of our report dated December 17, 2004, relating to the financial statements of Federated Stock Trust for the year ended October 31, 2004, and to the references made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.



Boston, Massachusetts
December 28, 2004